Exhibit 32.2

Certifications Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of the iShares® Diversified Alternatives Trust (the “Trust”) on Form 10-K for the period ended December 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Geoffrey D. Flynn, Chief Financial Officer of iShares® Delaware Trust Sponsor LLC, the Sponsor of the Trust, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

Date: March 24, 2011

/s/ Geoffrey D. Flynn
Geoffrey D. Flynn*
Chief Operating Officer and Chief Financial Officer
(Principal financial officer)

*	The Registrant is a trust and Mr. Flynn is signing in his capacity as an officer of iShares® Delaware Trust Sponsor LLC, the Sponsor of the Registrant.